EXHIBIT (a)(1)(D)

Notice of Guaranteed Delivery

For Tender of Class A Ordinary Shares of

Liberty Global plc

THE CLASS A OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT

ONE (1) MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2019, UNLESS

THE CLASS A OFFER IS EXTENDED OR TERMINATED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Class A Offer (as defined below) if you want to tender your Class A Shares (as defined below) but:

•

certificates for your Class A Shares are not immediately available or cannot be delivered to the Depositary by one (1) minute after 11:59 P.M., New York City time, on September 9, 2019, unless the Class A Offer is extended or terminated (such date, as may be extended, the “Expiration Date”);

•	you cannot comply with the procedure for book-entry transfer by the Expiration Date (set forth in Section 3 of the Offer to Purchase); or

•	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Class A Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase, dated August 12, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase”).

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or email in accordance with the procedures set forth in the Offer to Purchase prior to the Expiration Date. See Section 3 of the Offer to Purchase.

Deliver to:

the Depositary for the Class A Offer

If delivering by express mail, courier or other expedited service:	By mail:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011

If delivering by email: canoticeofguarantee@computershare.com

This email address can ONLY be used for delivery of this Notice of Guaranteed Delivery. Any transmission of other materials or inquiries will not be accepted, answered, and will not be considered a valid tender under the Class A Offer.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, or by email, prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to the Company (as defined below), Credit Suisse Securities (USA) LLC or HSBC Securities (USA) Inc., the Counterparty Banks for

VOLUNTARY CORPORATE ACTIONS COY: LGIP CA1

the Class A Offer, Credit Suisse Securities (USA) LLC or HSBC Securities (USA) Inc., the Dealer Managers for the Class A Offer, or Innisfree M&A Incorporated, the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the applicable Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the applicable Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the applicable Letter of Transmittal.

VOLUNTARY CORPORATE ACTIONS COY: LGIP CA1

Ladies and Gentlemen:

The undersigned hereby tenders shares of Liberty Global plc, a public limited company organized under the laws of England and Wales (the “Company”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated August 12, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase”), the applicable Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and the Letter to Transmittal, in each case, with respect to the Class A Shares, the “Class A Offer”), receipt of which is hereby acknowledged by the undersigned, the number of shares of Class A ordinary shares of the Company, nominal value $0.01 per share (each, a “Class A Share,” and collectively, “Class A Shares”), listed below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform. The undersigned acknowledges that the Company will determine the allocation of Class A Shares that are properly tendered and not properly withdrawn to be purchased by the Counterparty Banks, and the Class A Shares properly tendered by the undersigned may be purchased by one or both of the Counterparty Banks in accordance with the Offer to Purchase.

Number of Class A Shares to be tendered:                  Class A Shares.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES ARE BEING TENDERED

(See Instruction 5 to the applicable Letter of Transmittal)

THE UNDERSIGNED IS TENDERING CLASS A SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1) CLASS A SHARES TENDERED AT PRICE DETERMINED UNDER THE CLASS A OFFER

BY CHECKING THE BOX BELOW INSTEAD OF ONE OF THE BOXES UNDER “Class A Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Class A Shares at the Final Class A Purchase Price (as defined in the Offer to Purchase) as shall be determined by the Company in accordance with the terms of and subject to the conditions of the Class A Offer.

☐

The undersigned wishes to maximize its chances that all of the Class A Shares the undersigned is tendering (subject to the possibility of proration) will be purchased in the Class A Offer. Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders its Class A Shares at, and is willing to accept, the Final Class A Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Class A Offer. The undersigned understands that checking this box will result in its Class A Shares being deemed to have been tendered at $25.25 per Class A Share, which is the low end of the price range in the Class A Offer, for purposes of determining the Final Class A Purchase Price. The undersigned also understands that this may have the effect of lowering the Final Class A Purchase Price and could result in the undersigned receiving a per share price as low as $25.25, the low end of the price range in the Class A Offer, less any applicable withholding taxes and without interest.

-OR-

(2) CLASS A SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

BY CHECKING ONE OF THE FOLLOWING BOXES INSTEAD OF THE BOX UNDER “Class A Shares Tendered At Price Determined Under the Class A Offer,” the undersigned hereby tenders Class A Shares at the price per Class A Share checked. The undersigned understands that this action could result in none of the Class A Shares tendered hereby being purchased if you select a box other than the box representing a price at or below the Final Class A Purchase Price as determined by the Company in accordance with the terms and subject to the conditions of the Class A Offer.

☐ $25.25	☐ $26.50	☐ $27.75	☐ $29.00
☐ $25.50	☐ $26.75	☐ $28.00
☐ $25.75	☐ $27.00	☐ $28.25
☐ $26.00	☐ $27.25	☐ $28.50
☐ $26.25	☐ $27.50	☐ $28.75

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF CLASS A SHARES AND YOUR CLASS A SHARES WILL NOT BE PURCHASED IN THE CLASS A OFFER.

A SHAREHOLDER DESIRING TO TENDER CLASS A SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH CLASS A SHARES ARE TENDERED. THE SAME CLASS A SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

ODD LOTS

(See Instruction 13 of the applicable Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding less than 100 Class A Shares may have their Class A Shares accepted for payment before any proration of other tendered Class A Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Class A Shares, even if such holders have separate accounts or certificates representing less than 100 Class A Shares. Accordingly, this section is to be completed ONLY if Class A Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of less than 100 Class A Shares. The undersigned certifies that it either (check one box):

☐	owns, beneficially or of record, an aggregate of less than 100 Class A Shares and is tendering all such Class A Shares; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, on behalf of the beneficial owner(s), Class A Shares with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s) of such Class A Shares, that each such person is the beneficial owner of an aggregate of less than 100 Class A Shares and is tendering all such Class A Shares.

CONDITIONAL TENDER

(See Instruction 12 of the applicable Letter of Transmittal)

A shareholder may tender Class A Shares subject to the condition that a specified minimum number of the shareholder’s Class A Shares tendered pursuant to the applicable Letter of Transmittal must be purchased if any Class A Shares tendered are purchased, all as described in the Offer to Purchase and particularly in Section 6 thereof. Unless at least that minimum number of Class A Shares indicated below is purchased by the Company pursuant to the terms of the Class A Offer, none of the Class A Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Class A Shares that must be purchased if any are purchased, and the Company urges shareholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐    The minimum number of Class A Shares that must be purchased, if any are purchased, is:                  Class A Shares.

If, because of proration, the minimum number of Class A Shares designated will not be purchased, conditional tenders may be accepted by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Class A Shares and checked this box:

☐	The tendered Class A Shares represent all Class A Shares held by the undersigned.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):
(Please Print)

Signature(s):

Address(es):

(Include Zip Code)

Area code and telephone number:

☐ If delivery will be by book-entry transfer, check this box.

Name of tendering institution:

Account number:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934 , as amended (the “Exchange Act”)) (an “Eligible Institution”), hereby guarantees: (i) that the above-named person(s) “own(s)” and has or have a net long position in the Class A Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Class A Shares complies with Rule 14e-4 and (iii) it will deliver to the Depositary (at one of its addresses set forth above) certificate(s) for the Class A Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Class A Shares into the Depositary’s account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or a manually signed email thereof) and any other required documents, within two (2) trading days (as defined in the Letter of Transmittal) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the applicable Letter of Transmittal and certificates for Class A Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2019

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the applicable Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE APPLICABLE LETTER OF TRANSMITTAL.